UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2020

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-13149		38-1239739
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

2825 Airview Boulevard,	Kalamazoo,	Michigan	49002
(Address of principal executive offices)			(Zip Code)

	(269)	385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
Floating Rate Notes due 2020	SYK20A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of May 1, 2020, Stryker Corporation’s Board of Directors (the "Board") approved a temporary reduction in the base salary of the company's Chief Executive Officer, and the Compensation Committee of the Board (the "Committee") approved temporary reductions in the base salaries of the company's other named executive officers in response to ongoing uncertainty surrounding the scope and duration of the COVID-19 pandemic. Kevin Lobo, Stryker's Chief Executive Officer, will receive a 50% reduction in base salary, and the other named executive officers will receive between a 20% to 30% reduction in base salary, in each case until such time as the Board or the Committee, as appropriate, may determine in its discretion. In addition, the Board determined that each non-employee member of the Board will forego 50% of his or her cash retainer fees payable for Board service for so long as the named executive officer salary reductions remain in place.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

Date:	April 27, 2020	/s/ DEAN H. BERGY
Dean H. Bergy
Vice President, Corporate Secretary